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                                                                  EXHIBIT 21.1

                             THE MILLS CORPORATION
                                ENTITY STRUCTURE
                                (AS OF 12/31/99)

THE MILLS CORPORATION (REIT) SUBSIDIARIES

         Coopers Crossing Corp.
         Crosswinds Corp.
         Fashion Center Corp.
         Fashion Place Corp.
         Franklin Mills GP, Inc.
         Germantown Corp.
         Gwinnett Corp.
         Liberty Plaza GP, Inc.
         Montgomery Village Corp.
         Montgomery Village Ground Corp.
         Mount Prospect Plaza Corp.
         Ontario Mills Finance Corp.
         Potomac Gurnee Finance Corp.
         Sawgrass Finance L.L.C.
         Sunrise Mills/MLP Corp.
         Vaughan Mills Advisory Services, Inc.
         Washington Potomac Partners Corp.
         West Falls Church Corp.
         Western Hills Plaza Corp.

OPERATING PARTNERSHIP

THE MILLS LIMITED PARTNERSHIP
         The Mills Corporation holds 1% as the sole general partner and an additional 58.43% as a limited partner

SUBSIDIARIES OF THE MILLS LIMITED PARTNERSHIP

         Arizona Mills L.L.C.
         Arundel Mills, L.L.C.
         Arundel Mills Limited Partnership
         Arundel Mills Residual, L.L.C.
         Arundel Mills Residual Limited Partnership
         Candlestick Mills, L.L.C.
         Candlestick Mills Limited Partnership
         Concord Mills Limited Partnership
         Concord Mills, L.L.C.
         Concord Mills Residual, L.L.C.
         Concord Mills Residual Limited Partnership
         Concord Mills Residual III, L.L.C.
         Concord Mills Residual III Limited Partnership
         Coopers Crossing L.L.C.
         Coopers Crossing Associates (MLP) Limited Partnership
         Crosswinds Center Associates of St. Petersburg (MLP) Limited
          Partnership
         Crosswinds L.L.C.
         Echo Hills Center Associates (MLP) Limited Partnership
         Fashion Center Associates of Illinois No. 1 (MLP) Limited Partnership Fashion Center L.L.C.
         Fashion Place Associates Limited Partnership
         Fashion Place Associates L.L.C.
         Franklin Mills Associates Limited Partnership





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         Franklin Mills, L.L.C.
         Franklin Mills Residual Limited Partnership
         Germantown Development Associates (MLP) Limited Partnership Germantown Development Associates L.L.C.
         Grapevine Mills Development Company, L.L.C.
         Grapevine Mills II Limited Partnership
         Grapevine Mills Operating Company II, L.L.C.
         Grapevine Mills Limited Partnership
         Grapevine Mills Operating Company, L.L.C.
         Gurnee Mills L.L.C.
         Gurnee Mills II L.L.C.
         Gurnee Mills (MLP) Limited Partnership
         Gwinnett L.L.C.
         Gwinnett Marketfair Associates Limited Partnership
         Houston Development I L.P.
         Hunt Club Road Properties Associates Limited Partnership Katy Mills, L.L.C.
         Katy Mills Limited Partnership
         Katy Mills Residual Limited Partnership
         Katy Mills Residual, L.L.C.
         Katy Mills Residual II Limited Partnership
         Liberty Plaza, L.L.C.
         Liberty Plaza Limited Partnership
         Mainstreet Retail Limited Partnership
         Management Associates Limited Partnership
         Meadowlands Mills L.L.C.
         Meadowlands Mills Limited Partnership
         Mills Global, L.L.C.
         Mills International Acquisitions (Luxembourg) S.a r.l. Mills-Kan Am Sawgrass Phase 3 Limited Partnership
         Mills Management L.L.C.
         Mills Ontario Acquisitions, L.L.C.
         MillsServices Corp.
         MillsServices II Corp.
         Mills Texas Acquisitions Limited Partnership
         Mills Texas Acquisitions, L.L.C.
         Montgomery Village Associates L.L.C.
         Montgomery Village Associates (MLP) Limited Partnership Montgomery Village Ground L.L.C.
         Montgomery Village Ground (MLP) Limited Partnership
         Mount Prospect Plaza L.L.C.
         Mount Prospect Plaza (MLP) Limited Partnership
         MTS Services of Tempe, L.L.C.
         Ontario Mills Finance, L.L.C.
         Ontario Mills L.L.C.
         Ontario Mills Limited Partnership
         Ontario Mills II, L.L.C.
         Ontario Mills II Limited Partnership
         Ontario Mills Residual, L.L.C.
         Ontario Mills Residual Limited Partnership
         Opry Mills, L.L.C.
         Opry Mills Limited Partnership
         Orange City Mills, L.L.C.
         Orange City Mills Limited Partnership
         Potomac Mills L.L.C.
         Potomac Mills Limited Partnership

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         Sawgrass Mills Phase II, L.L.C.
         Sawgrass Mills Phase II Limited Partnership
         Sugarloaf Mills, L.L.C.
         Sugarloaf Mills Limited Partnership
         Sugarloaf Mills Residual, L.L.C.
         Sugarloaf Mills Residual Limited Partnership
         Sunrise Mills L.L.C.
         Sunrise Mills/MLP, L.L.C.
         Sunrise Mills (MLP) Limited Partnership
         West Falls Church L.L.C.
         Western Hills Plaza L.L.C.
         WSM South Florida Corp.

SUBSIDIARIES OF MILLSSERVICES CORP.

         Commonwealth Investors, Inc.
         Franklin Mills Residual Corp.
         Grapevine Mills Finance Corp.
         Grapevine Mills Residual Limited Partnership
         Grapevine Mills Residual Operating Company, L.L.C.
         Mainstreet Retail, Inc.
         Mainstreet Ventures, Inc.
         Manufacturers @ The Mills Corp.
         Mills Enterprises, Inc.
         MillsServices Canada Corp.
         MillsServices of Grapevine, Inc.
         Premises Providers, Inc.

SUBSIDIARIES OF MILLSSERVICES II CORP.

         1199420 Ontario Inc.
         Arundel Mills Residual Corp.
         MillsServices Canada II Corp.
         Sugarloaf Mills Residual Corp.

SUBSIDIARIES OF MILLS ENTERPRISES, INC.

         FoodBrand, L.L.C.
         FoodBrand Services, Inc.
         MEI/Kan Am I, L.L.C.
         MEI/Kan Am II, L.L.C.
         Moe's Beverage, Inc.
         WPFC/Mills Development Company, L.L.C.